AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              SOFTNET SYSTEMS, INC.

   (Pursuant to Sections 242 and 245 of the Delaware General Corporation Law)

                  Jason G. Wilson hereby certifies that:

                  A. He is the assistant secretary of SoftNet Systems, Inc., a Delaware corporation.

                  B. The certificate of incorporation of this corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 7, 1999.

                  C. The text of the Certificate of Incorporation of this corporation is amended and restated to read in its entirety as follows:

                                  ARTICLE FIRST

          The  name  of  this   corporation  is  SoftNet   Systems,   Inc.  (the
     "Corporation" or the "Company").

                                 ARTICLE SECOND

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

                  (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 104,000,000 shares. 100,000,000 shares shall be Common Stock, $.01 par value, and 4,000,000 shares shall be Preferred Stock, $.10 par value.

                  (B) The Board of Directors may issue Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to adopt a resolution or resolutions from time to time, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of any wholly unissued class of Preferred Stock, or any wholly unissued series of any such class, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE FIFTH

                  A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                  Any repeal or modification of the foregoing provisions of this Article Fifth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE SIXTH

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE SEVENTH

                  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE EIGHTH

                  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE NINTH

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE TENTH

                  Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                ARTICLE ELEVENTH

                  The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.


                  D. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN  WITNESS   WHEREOF,   the   undersigned   has  signed  this
Certificate this 29th day of July, 1999.



                                /s/ Jason G. Wilson
                                ------------------------------------
                                Jason G. Wilson, Assistant Secretary